Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2025

FOX REPORTS FIRST QUARTER FISCAL 2026
REVENUES OF $3.74 BILLION,
NET INCOME OF $609 MILLION, AND
ADJUSTED EBITDA OF $1.07 BILLION

ANNOUNCES $1.5 BILLION ACCELERATED SHARE REPURCHASE TRANSACTION

NEW YORK, NY, October 30, 2025 – Fox Corporation (Nasdaq: FOXA, FOX; “FOX” or the “Company”) today reported financial results for the three months ended September 30, 2025.

The Company reported total quarterly revenues of $3.74 billion, an increase of $174 million or 5% from the amount reported in the prior year quarter. Distribution revenues increased 3%, driven by 3% growth at the Cable Network Programming segment and 2% growth at the Television segment. Advertising revenues increased 6%, primarily due to continued digital growth led by the Tubi AVOD service, stronger news pricing and higher sports pricing and ratings led by the NFL, partially offset by lower political advertising revenues. Content and other revenues increased 12%, primarily due to higher entertainment content revenues.

The Company reported quarterly net income of $609 million as compared to the $832 million reported in the prior year quarter. Net income attributable to Fox Corporation stockholders was $599 million ($1.32 per share) as compared to the $827 million ($1.78 per share) reported in the prior year quarter. Adjusted net income attributable to Fox Corporation stockholders1 was $686 million ($1.51 per share) as compared to the $672 million ($1.45 per share) reported in the prior year quarter.

Quarterly Adjusted EBITDA2 was $1.07 billion, an increase of $17 million or 2% from the amount reported in the prior year quarter, primarily due to the revenue increase noted above, partially offset by higher expenses. The increase in expenses was primarily due to higher digital marketing and content costs and higher entertainment programming rights amortization, partially offset by lower sports programming rights amortization.

Commenting on the results, Executive Chair and Chief Executive Officer Lachlan Murdoch said:

“Coming off a record Fiscal 2025, our strong operating momentum has carried through the first quarter of Fiscal 2026. We are delivering for audiences with continued engagement growth across the portfolio which underpins the robust advertising demand we are seeing across sports, news, entertainment and Tubi. The quality of our assets and their consistent capacity to deliver financially gives me great confidence in the positive outlook for FOX. This morning’s announcement to leverage the strength of our balance sheet with a $1.5 billion accelerated share repurchase transaction clearly underscores this confidence along with our commitment to creating value for our shareholders.”
1 Excludes net income effects of Restructuring, impairment and other corporate matters, adjustments to Equity earnings (losses) of affiliates, Non-operating other, net, Tax provision and Noncontrolling interest adjustments. See Note 1 for a description of adjusted net income attributable to Fox Corporation stockholders and adjusted earnings per share attributable to Fox Corporation stockholders, which are considered non-GAAP financial measures, and a reconciliation of reported net income attributable to Fox Corporation stockholders and earnings per share attributable to Fox Corporation stockholders to adjusted net income attributable to Fox Corporation stockholders and adjusted earnings per share attributable to Fox Corporation stockholders.
2 Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted
EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2025

REVIEW OF OPERATING RESULTS

	Three Months Ended September 30,
	2025	2024
	$ Millions
Revenues by Component:

Distribution[3]	$1,915	$1,868
Advertising	1,412	1,329
Content and other	411	367
Total revenues	$3,738	$3,564

Segment Revenues:

Cable Network Programming	$1,662	$1,597
Television	2,050	1,953
Corporate and Other	89	65
Eliminations	(63)	(51)
Total revenues	$3,738	$3,564

Adjusted EBITDA:

Cable Network Programming	$800	$748
Television	399	372
Corporate and Other	(134)	(72)
Adjusted EBITDA[4]	$1,065	$1,048

Depreciation and amortization:

Cable Network Programming	$26	$20
Television	30	29
Corporate and Other	42	42
Total depreciation and amortization	$98	$91

3 The Company generates distribution revenue from agreements with MVPDs for cable network programming and retransmission fees for the broadcast of the Company’s owned and operated television stations and from subscription fees for the Company’s direct-to-consumer streaming services. In addition, the Company generates distribution revenue from agreements with independently owned television stations that are affiliated with the FOX Network. Prior period amounts have been reclassified to conform to the current presentation.
4 Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2025

CABLE NETWORK PROGRAMMING

	Three Months Ended September 30,
	2025	2024
	$ Millions
Revenues
Distribution	$1,090	$1,062
Advertising	345	321
Content and other	227	214
Total revenues	1,662	1,597
Operating expenses	(703)	(702)
Selling, general and administrative	(159)	(151)
Amortization of cable distribution investments	—	4
Segment EBITDA	$800	$748

Cable Network Programming reported quarterly segment revenues of $1.66 billion, an increase of $65 million or 4% from the amount reported in the prior year quarter. Distribution revenues increased $28 million or 3% as contractual price increases were partially offset by the impact of net subscriber declines. Advertising revenues increased $24 million or 7%, primarily due to higher news pricing. Content and other revenues increased $13 million or 6%, primarily due to higher sports sublicensing revenues.

Cable Network Programming reported quarterly segment EBITDA of $800 million, an increase of $52 million or 7% from the amount reported in the prior year quarter, primarily due to the revenue increase noted above, partially offset by higher expenses. The increase in expenses was driven by higher sports programming rights amortization and production costs, partially offset by lower newsgathering costs.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2025

TELEVISION

	Three Months Ended September 30,
	2025	2024
	$ Millions
Revenues
Advertising	$1,067	$1,008
Distribution	821	806
Content and other	162	139
Total revenues	2,050	1,953
Operating expenses	(1,385)	(1,333)
Selling, general and administrative	(266)	(248)
Segment EBITDA	$399	$372

Television reported quarterly segment revenues of $2.05 billion, an increase of $97 million or 5% from the amount reported in the prior year quarter. Advertising revenues increased $59 million or 6%, primarily due to continued digital growth led by the Tubi AVOD service and higher sports pricing and ratings led by the NFL, partially offset by lower political advertising revenues. Distribution revenues increased $15 million or 2%, driven by higher average rates at the Company's owned and operated television stations and increases in fees from third-party FOX affiliates. Content and other revenues increased $23 million or 17%, primarily due to higher entertainment content revenues.

Television reported quarterly segment EBITDA of $399 million, an increase of $27 million or 7% from the amount reported in the prior year quarter, primarily due to the revenue increase noted above, partially offset by higher expenses. The increase in expenses was led by higher entertainment programming rights amortization and higher digital content costs, partially offset by lower sports programming rights amortization.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2025

SHARE REPURCHASE PROGRAM

The Company today announced that it expects to enter into a $1.5 billion accelerated share repurchase transaction commencing tomorrow October 31, 2025 to repurchase $700 million of Class A Common Stock and $800 million of Class B Common Stock under the Company's stock repurchase program. The Company anticipates completing the transaction during the second half of fiscal 2026. As of September 30, 2025, the Company has repurchased approximately $5.85 billion of its Class A common stock and approximately $1.0 billion of its Class B common stock, with a remaining authorization of $5.15 billion. During the quarter, the Company repurchased approximately $250 million of its Class A common stock.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements, including statements regarding future share repurchases, are based on management’s current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this press release due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the Company’s businesses. More detailed information about these factors is contained in the documents the Company has filed with or furnished to the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Statements in this press release speak only as of the date they were made, and the Company undertakes no duty to update or release any revisions to any forward-looking statement made in this press release or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

To access a copy of this press release through the Internet, access Fox Corporation’s corporate website located at http://www.foxcorporation.com.
CONTACTS

Gabrielle Brown, Investor Relations	Brian Nick, Press Inquiries
212-852-7720	310-369-3545

Charlie Costanzo, Investor Relations	Lauren Townsend, Press Inquiries
212-852-7908	310-369-2729

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2025

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,
	2025	2024
	$ Millions, except per share amounts

Revenues	$3,738	$3,564

Operating expenses	(2,084)	(2,018)
Selling, general and administrative	(589)	(502)
Depreciation and amortization	(98)	(91)
Restructuring, impairment and other corporate matters	8	(26)
Equity (losses) earnings of affiliates	(1)	3
Interest expense, net	(50)	(50)
Non-operating other, net	(125)	233
Income before income tax expense	799	1,113
Income tax expense	(190)	(281)
Net income	609	832
Less: Net income attributable to noncontrolling interests	(10)	(5)
Net income attributable to Fox Corporation stockholders	$599	$827

Weighted average shares:	455	464

Net income attributable to Fox Corporation stockholders per share:	$1.32	$1.78

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2025

CONSOLIDATED BALANCE SHEETS

	September 30, 2025	June 30, 2025
	$ Millions
Assets:
Current assets:
Cash and cash equivalents	$4,368	$5,351
Receivables, net	2,810	2,472
Inventories, net	509	432
Other	282	174
Total current assets	7,969	8,429

Non-current assets:
Property, plant and equipment, net	1,705	1,705
Intangible assets, net	2,960	2,969
Goodwill	3,637	3,639
Deferred tax assets	2,631	2,721
Other non-current assets	3,864	3,732
Total assets	$22,766	$23,195

Liabilities and Equity:
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$2,461	$2,897
Total current liabilities	2,461	2,897

Non-current liabilities:
Borrowings	6,603	6,602
Other liabilities	1,310	1,341
Redeemable noncontrolling interests	81	288
Commitments and contingencies

Equity:
Class A common stock, $0.01 par value	2	2
Class B common stock, $0.01 par value	2	2
Additional paid-in capital	7,557	7,603
Retained earnings	4,771	4,479
Accumulated other comprehensive loss	(124)	(124)
Total Fox Corporation stockholders’ equity	12,208	11,962
Noncontrolling interests	103	105
Total equity	12,311	12,067
Total liabilities and equity	$22,766	$23,195

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2025

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,
	2025	2024
	$ Millions
OPERATING ACTIVITIES:
Net income	$609	$832
Adjustments to reconcile net income to net cash (used in) provided by operating activities
Depreciation and amortization	98	91
Restructuring, impairment and other corporate matters	(8)	26
Equity-based compensation	28	34
Equity losses (earnings) of affiliates	1	(3)
Non-operating other, net	125	(233)
Deferred income taxes	90	103
Change in operating assets and liabilities, net of acquisitions and dispositions
Receivables and other assets	(437)	(393)
Inventories net of programming payable	(525)	(303)
Accounts payable and accrued expenses	(132)	(110)
Other changes, net	21	114
Net cash (used in) provided by operating activities	(130)	158

INVESTING ACTIVITIES:
Property, plant and equipment	(104)	(64)
Purchase of investments	(135)	—
Other investing activities, net	(16)	(14)
Net cash used in investing activities	(255)	(78)

FINANCING ACTIVITIES:
Repurchase of shares	(250)	(250)
Dividends paid and distributions	(138)	(131)
Purchase of noncontrolling interest	(208)	—
Other financing activities, net	(2)	34
Net cash used in financing activities	(598)	(347)

Net decrease in cash and cash equivalents	(983)	(267)
Cash and cash equivalents, beginning of year	5,351	4,319
Cash and cash equivalents, end of period	$4,368	$4,052

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2025

NOTE 1 – ADJUSTED NET INCOME AND ADJUSTED EPS

The Company uses net income attributable to Fox Corporation stockholders and earnings per share (“EPS”) attributable to Fox Corporation stockholders excluding net income effects of Restructuring, impairment and other corporate matters, adjustments to Equity earnings (losses) of affiliates, Non-operating other, net, Tax provision and Noncontrolling interest adjustments (“Adjusted Net Income” and “Adjusted EPS” respectively) to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

Adjusted Net Income and Adjusted EPS may not be comparable to similarly titled measures reported by other companies. Adjusted Net Income and Adjusted EPS are not measures of performance under GAAP and should be considered in addition to, and not as substitutes for, net income attributable to Fox Corporation stockholders and EPS as reported in accordance with GAAP. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to management, investors and equity analysts to assist in their analysis of the Company’s performance relative to prior periods and the Company’s competitors.

The following table reconciles net income attributable to Fox Corporation stockholders and EPS attributable to Fox Corporation stockholders to Adjusted Net Income and Adjusted EPS for the three months ended September 30, 2025 and 2024:

	Three Months Ended
	September 30, 2025		September 30, 2024
	Income	EPS	Income	EPS
	$ Millions, except per share data
Net income attributable to Fox Corporation stockholders	$599	$1.32	$827	$1.78

Restructuring, impairment and other corporate matters	(8)	(0.02)	26	0.06

Non-operating other, net	125	0.27	(233)	(0.50)

Tax provision	(31)	(0.07)	52	0.11

Noncontrolling interest adjustment	1	—	—	—

Rounding	—	0.01	—	—

As adjusted	$686	$1.51	$672	$1.45

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2025

NOTE 2 – ADJUSTED EBITDA

Adjusted EBITDA is defined as Revenues less Operating expenses and Selling, general and administrative expenses. Adjusted EBITDA does not include: Amortization of cable distribution investments, Depreciation and amortization, Restructuring, impairment and other corporate matters, Equity earnings (losses) of affiliates, Interest expense, net, Non-operating other, net and Income tax expense. Effective July 1, 2025, the Company no longer removes the impact of amortization of cable distribution investments when calculating Adjusted EBITDA. Prior periods were not restated as the impact of the change is immaterial to the calculation.

Management believes that information about Adjusted EBITDA assists all users of the Company’s Unaudited Consolidated Financial Statements by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect Net income, thus providing insight into both operations and the other factors that affect reported results. Adjusted EBITDA provides management, investors and equity analysts a measure to analyze the operating performance of the Company’s business and its enterprise value against historical data and competitors’ data, although historical results, including Adjusted EBITDA, may not be indicative of future results (as operating performance is highly contingent on many factors, including customer tastes and preferences).

Adjusted EBITDA is considered a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements and excludes items, such as depreciation and amortization and impairment charges, which are significant components in assessing the Company’s financial performance. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles net income to Adjusted EBITDA for the three months ended September 30, 2025 and 2024:

	Three Months Ended September 30,
	2025	2024
	$ Millions
Net income	$609	$832
Add:
Amortization of cable distribution investments	—	4
Depreciation and amortization	98	91
Restructuring, impairment and other corporate matters	(8)	26
Equity losses (earnings) of affiliates	1	(3)
Interest expense, net	50	50
Non-operating other, net	125	(233)
Income tax expense	190	281
Adjusted EBITDA	$1,065	$1,048